UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
(Amendment No. 1)
to
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2011
DUSA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-31533 (Commission File Number)	22-3103129 (IRS Employer Identification Number)
25 Upton Drive
Wilmington, Massachusetts 01887
(Address of principal executive offices, including ZIP code)
(978) 657-7500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     DUSA Pharmaceuticals, Inc. (“DUSA”) is filing this amendment on Form 8-K/A to DUSA’s Current Report filed on June 10, 2011 (the “Original 8-K”) for the sole purpose of confirming DUSA’s decision regarding the frequency of future shareholder non-binding advisory votes on the compensation of DUSA’s named executive officers. No other changes have been made to the Original 8-K.
Item 5.07 Submission of Matters to a Vote of Security Holders
     As reported in the Original 8-K, the DUSA shareholders indicated their preference for the advisory vote on executive compensation to be held annually at the DUSA 2011 Annual Meeting of Shareholders held on June 8, 2011 (“Annual Meeting”). DUSA’s Nominating and Corporate Governance Committee recommended to the Board of Directors of DUSA, who decided in advance of the Annual Meeting, similarly, that the vote on executive compensation should be held annually. The Board of Directors has not changed its position.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.
Dated: October 20, 2011	By:	/s/ Robert F. Doman
Robert F. Doman
President and Chief Executive Officer